Exhibit 10(iii)(A)(3)
Includes 409A and CIC Changes
FORM FOR NEW PARTICIPANTS
 Note: This form should not be used for benefit increases.
Received by HR ________________
The Interpublic Senior Executive Retirement Income Plan
Participation Agreement
               WHEREAS,                     (the “Participant”) is a senior executive of The Interpublic Group of Companies, Inc. (“Interpublic”) and its subsidiaries, and has been approved by the Compensation Committee of Interpublic’s Board of Directors to participate in The Interpublic Senior Executive Retirement Income Plan (“SERIP”);
               WHEREAS, the Participant has received and reviewed the pamphlet entitled “The Interpublic Senior Executive Retirement Income Plan,” as amended and restated effective January 1, 2007, which sets forth the basic terms and conditions of SERIP (such pamphlet, as may be amended from time to time, being referred to herein as the “Plan Document”); and
               WHEREAS, the Plan Document provides that certain details with regard to the Participant’s benefit and other rights and responsibilities under SERIP are to be set forth in the Participant’s Participation Agreement;
               NOW, THEREFORE, the undersigned Participant agrees to be bound by the terms of the Plan Document, which terms are incorporated herein by reference, and modified and expanded as follows:
1.	Effective Date. This Participation Agreement shall be effective as of the following date:
•	If the Participant has not participated in any Executive Defined Benefit Arrangement (as defined in the Plan Document), and [he] [she] executes and returns this Participation Agreement to Interpublic’s Human Resources Department no later than [insert the 30th day after he first became eligible to participate in SERIP], this Participation Agreement shall be effective on the first day of the first calendar month that starts after [he] [she] returns the executed Participation Agreement to Interpublic’s Human Resources Department.
•	If the Participant has participated in SERIP or any other Executive Defined Benefit Arrangement (as defined in the Plan Document), or [he] [she] does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by the date specified in the preceding paragraph, this Participation Agreement shall be effective as of January 1st of the first calendar year that starts after [he] [she] returns the executed Participation Agreement to Interpublic’s Human Resources Department.
2.	Benefit and Vesting. The Participant’s benefit under SERIP is $ per year, if paid in monthly installments for 15 years starting on or after the Participant’s 60th birthday and after the benefit has become fully vested. Subject to paragraph 3, below, and the provisions of the Plan Document that are triggered by a Change of Control (as defined in the Plan Document), this benefit is scheduled to become fully vested on the following date (assuming the Participant continues in the employment of Interpublic and its subsidiaries until such date):
•	If the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by [insert the 30th day after he first became eligible to participate in SERIP], the scheduled vesting date will be [insert the 10th anniversary of the last day of the calendar month in which the Participant returns his executed Participation Agreement; for example, if participant turns in Agreement on 6/15/08, vesting date would be 6/30/18].

•	If the Participant does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by the date specified in the preceding paragraph, the scheduled vesting date will be December 31st of the tenth calendar year that starts after the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department.
As set forth in the Plan Document, the amount of the Participant’s benefit will be reduced if payment starts before the Participant’s 60th birthday.
3.	Non-Competition and Non-Solicitation. For a period of two (2) years following the termination of the Participant’s employment for any reason, the Participant shall not: (a) accept employment with or serve as a consultant, advisor or in any other capacity to an employer that is in competition with the business unit or units of Interpublic by which the Participant is employed (the “Business Unit”); (b) directly or indirectly, either on the Participant’s own behalf or on behalf of any other person, firm or corporation, solicit or perform services for any account that is a client of the Business Unit at the time of the Participant’s termination of employment with the Business Unit or that was a client of the Business Unit at any time within one year prior to the date of the Participant’s termination of employment; or (c) directly or indirectly employ or attempt to employ or assist anyone else to employ any person who is at such time or who was within the six-month period immediately prior to such time in the employ of the Business Unit. If the Participant breaches any provision of this paragraph 3, [he] [she] shall forfeit [his] [her] vested benefit and return any payments received pursuant to SERIP.

The Participant acknowledges that these provisions are reasonable and necessary to protect Interpublic’s legitimate business interests, and that these provisions do not prevent the Participant from earning a living. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

Senior Executive Retirement Income Plan	Page 2
Participation Agreement — New Participant

Participant

4.	Form of Payment. Subject to the special rules set forth in the Plan Document that apply following a Change of Control (as defined in the Plan Document), the Participant’s vested benefit under SERIP (if any) shall be distributed in monthly payments [check one]:
___	for 15 years.

___	for 10 years, with the amount of the Participant’s vested benefit being adjusted to reflect the value of the accelerated payout, as provided in the Plan Document.
The Participant may not change the form in which [his] [her] benefit under SERIP will be paid, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.
5.	Benefit Commencement Date. Interpublic shall begin paying the Participant’s vested benefit at the time prescribed by the Plan Document. The Participant may not change the time at which payment of [his] [her] benefit under SERIP begins, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.
6.	Relationship to Plan Document. This Participation Agreement is intended to be executed and administered in conjunction with the Plan Document, which is incorporated herein by reference. To the extent that this Participation Agreement does not address an issue, the applicable terms and provisions of the Plan Document shall govern such issue. To the extent that any term or provision of this Participation Agreement is inconsistent with a term or provision of the Plan Document, the term or provision of this Participation Agreement shall govern.
7.	Complete Statement. This Participation Agreement is a complete statement of the Participant’s benefit and other rights under SERIP. Any change to the terms of this Participation Agreement or to the Participant’s rights under SERIP shall be adopted by executing an amendment or supplement to the Plan Document or to this Participation Agreement.
8.	Knowing and Voluntary Agreement. By signing this Participation Agreement, the Participant acknowledges that —
•	[he] [she] has received and reviewed the Plan Document and this Participation Agreement,

•	[he] [she] fully understands the terms of the Plan Document and this Participation Agreement, and

•	[he] [she] is entering into this Participation Agreement voluntarily.
*     *     *

Senior Executive Retirement Income Plan	Page 3
Participation Agreement — New Participant

Participant

               IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and the Participant have caused this Participation Agreement to be executed.

The Interpublic Group of Companies, Inc.			Participant

BY:
Timothy A. Sompolski
Executive Vice President,
Chief Human Resources Officer

DATE:		DATE:

Return to Interpublic’s Human Resources Department.

For HR Use Only

Effective Date:

Vesting Date:

Senior Executive Retirement Income Plan	Page 4
Participation Agreement — New Participant

Participant

BENEFICIARY DESIGNATION: Senior Executive Retirement Income Plan
Participant’s Name Soc. Sec. No: Home Address City State Zip Date of Birth Daytime Telephone Number Evening Telephone Number
· Please check box if your address has changed within the last year. · I am married. · I am not married.
Primary Beneficiary Designation I hereby designate such of the following person(s) who shall survive me as my Primary Beneficiary(ies):
1. Name Relationship Date of Birth Percentage Share* Address Social Security No. —
2. Name Relationship Date of Birth Percentage Share* Address Social Security No. —
3. Name Relationship Date of Birth Percentage Share* Address Social Security No.
Total = 100% —
Contingent Beneficiary Designation If no Primary Beneficiary named above shall survive me, I designate such of the following person(s) who shall survive me as my Contingent Beneficiary(ies).
1. Name Relationship Date of Birth Percentage Share* Address Social Security No. —
2. Name Relationship Date of Birth Percentage Share* Address Social Security No. —
3. Name Relationship Date of Birth Percentage Share* Address Social Security No.
Total = 100% —
*If no percentage is designated, beneficiaries will share equally. If any of my Primary Beneficiaries (or, if applicable, my Contingent Beneficiaries), predecease me, his or her benefits will be shared among my surviving Primary (or, if applicable, Contingent) Beneficiaries in accordance with the proportionate shares of the surviving beneficiaries designated above or, if no percentage is designated, equally.
Consent of Spouse
If a party other than the participant’s spouse is named as Primary Beneficiary above, this designation is valid only if the participant’s spouse (if any) consents below to the participant’s designation of the Primary Beneficiary(ies) and only if the spouse’s consent is witnessed by a notary public.
I, , am the spouse of the above-named participant. I hereby consent to the designation of the Primary Beneficiary(ies) specified above.
Spouse’s Signature Date
STATE OF ___COUNTY OF: ___ss:
On ___, before me personally came ___; to me known and known to me to be the individual described as the spouse herein who executed the foregoing consent and duly acknowledged to me that he/she freely executed same.
___ Notary Public My Commission Expires:
Execution of Beneficiary Designation
Participant’s Signature Date —— —